UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2015
CBS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York	10019
(Address of principal executive offices)	(zip code)
Registrant’s telephone number, including area code: (212) 975-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of Stockholders (the “Annual Meeting”) of CBS Corporation (the “Company”) was held on May 21, 2015.
(b) The final results of voting on each of the matters submitted to a vote of the Company’s stockholders at the Annual Meeting as certified by the independent inspector of election are set forth below.
1.    The nominees for election to the Board of Directors were elected to hold office, in accordance with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, until the next annual meeting or until his or her successor is duly elected and qualified, based upon the following votes:

Name	For	Against	Abstentions	Broker Non-Votes
David R. Andelman	36,298,074	396,510	6,942	883,427
Joseph A. Califano, Jr.	36,251,582	445,095	4,849	883,427
William S. Cohen	36,251,856	444,310	5,360	883,427
Gary L. Countryman	36,299,507	397,120	4,899	883,427
Charles K. Gifford	36,251,586	445,120	4,820	883,427
Leonard Goldberg	36,294,292	400,653	6,581	883,427
Bruce S. Gordon	36,253,091	443,542	4,893	883,427
Linda M. Griego	36,312,718	384,073	4,735	883,427
Arnold Kopelson	36,302,566	394,093	4,867	883,427
Leslie Moonves	36,301,701	394,981	4,844	883,427
Doug Morris	36,254,094	442,559	4,873	883,427
Shari Redstone	36,292,441	402,961	6,124	883,427
Sumner M. Redstone	36,292,800	398,509	10,217	883,427
Frederic V. Salerno	36,250,338	442,200	8,988	883,427
2.    The proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2015 was approved based upon the following votes:

For	Against	Abstentions
37,494,274	76,474	14,205
3.    The proposal to re-approve the material terms of the performance goals in the Company’s Senior Executive Short-Term Incentive Plan pursuant to Section 162(m) of the Internal Revenue Code was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
36,482,623	203,473	15,430	883,427
4.    The proposal to approve amendments to the Company’s 2005 RSU Plan for Outside Directors (to be renamed the “CBS Corporation 2015 Equity Plan for Outside Directors”) was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
36,215,118	462,153	24,255	883,427

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION
(Registrant)

By:	/s/ Angeline C. Straka
	Name:	Angeline C. Straka
	Title:	Executive Vice President, Deputy General Counsel and Secretary

Date: May 26, 2015

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